UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2012

PARKWAY PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-11533	74-2123597
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bank of America Center, Suite 2400, 390 North Orange Avenue, Orlando FL		32801
(Address of Principal Executive Offices, including zip code)		(Zip code)

Registrant’s telephone number, including area code: (407) 650-0593

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events

On June 6, 2012, Parkway Properties, Inc. (the “Company”) issued a press release announcing that, among other things, the Company has received the previously announced $200 million equity investment (the “Investment”) by TPG VI Pantera Holdings, L.P. (“TPG Pantera”) and has completed the purchase of Hearst Tower in Charlotte, North Carolina for $250 million. A copy of this press release is attached hereto as Exhibit 99.1.

Additional Information

This report is being made in respect of, among other things, the Investment involving the Company and TPG Pantera. In connection with the Investment, the Company will file with the Securities and Exchange Commission a proxy statement and will mail or otherwise disseminate the proxy statement and a form of proxy to its stockholders when it becomes available. Stockholders are encouraged to read the proxy statement (and any other relevant materials) regarding the Company’s special meeting of stockholders (the “Special Meeting”) carefully and in its entirety when it becomes available, and before making any voting decision, as it will contain important information about the matters to be voted on at the Special Meeting. Stockholders will be able to obtain a free copy of the proxy statement (when available), as well as other filings made by the Company regarding Parkway Properties, Inc., without charge, at the Securities and Exchange Commission’s website (http://www.sec.gov). These materials also can be obtained, when available, without charge, by directing a request to Parkway Properties, Inc., 390 North Orange Avenue, Suite 2400, Orlando, Florida 32801, Attention: Investor Relations.

Certain Information Regarding Participants

The Company and its directors and executive officers may be deemed, under Securities and Exchange Commission rules, to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Special Meeting. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the Securities and Exchange Commission on March 12, 2012, and its definitive proxy statement for the 2012 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on April 5, 2012. Additional information regarding the interests of such individuals in the matters to the considered at the Special Meeting will be included in the proxy statement when it is filed with the Securities and Exchange Commission. These documents may be obtained free of charge from the Securities and Exchange Commission’s website at www.sec.gov and the Company’s website at www.pky.com.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

Certain statements in this report that are not in the present or past tense or discuss the Company’s expectations (including the use of the words anticipate, believe, forecast, intends, expects, project, or similar expressions) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current belief as to the outcome and timing of future events. Examples of forward-looking statements include projected net operating income, cap rates, internal rates of return, future dividend payment rates, forecasts of FFO accretion, projected capital improvements, expected sources of financing, expectations as to the timing of closing of acquisitions, dispositions, or other transactions, and descriptions relating to these expectations. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the demand for and market acceptance of the Company’s properties for rental purposes; the amount and growth of the Company’s expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; risks associated with joint venture partners; the risks associated with the ownership and development of real property; the failure to acquire or sell properties as and when anticipated; termination of property management contracts; the bankruptcy or insolvency of companies for which the Company provides property management services or the sale of these properties; the outcome of claims and litigation involving or affecting the Company; the ability to satisfy conditions necessary to close pending transactions; and other risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s business, financial condition, liquidity, cash flows and results could differ materially from those expressed in the forward-looking statements. Any forward looking statements speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. The Company does not undertake to update forward-looking statements except as may be required by law.

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated June 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2012

PARKWAY PROPERTIES, INC.

By:	/s/ Mandy M. Pope
Mandy M. Pope
Executive Vice President and Chief Accounting Officer